Exhibit 10.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK

Company: Bluesphere Corporation

Holder: []

Warrants:     []

Exercise Price: $0.[] per share (the “Exercise Price”)

Issue Date: []

Term: See Section 4.1

THIS WARRANT CERTIFIES THAT, for value received as consideration pursuant to that certain Subscription Agreement dated [], by and between the Company and Holder (the “Subscription Agreement”), and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Holder is entitled to purchase up to [] fully paid and non-assessable shares of the Company’s shares of common stock (the “Shares”) at the Exercise Price, all as set forth herein, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto to the principal office of the Company. Holder shall also deliver to the Company a check or wire transfer (to an account designated by the Company), for the aggregate Exercise Price for the Shares being purchased.

35 Asuta St. Even Yehuda, Israel 40500 | Tel: +972-9-8917438, Fax: +972-9-8998615

London Office: Pall Mall 100 St. James London, SW1Y 5NQ UK | Tel: +44-020-73213716

www.bluespherecorporate.com

1.2 [reserved]

1.3 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant and the Company receives payment of the aggregate Exercise Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the Shares not so acquired.

1.4 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Combinations, Etc. If the Company declares or pays a dividend on the Shares payable in Common Stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of the Company are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange or Substitution, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or net exercise of this Warrant, Holder shall be entitled to receive, upon exercise or net exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or net exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or net exercise of this Warrant.

2.3 Merger or Consolidation. Upon any capital reorganization of the Company’s capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of the Company with or into another corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number and kind of securities and property of the Company, or of the successor corporation resulting from such reorganization, merger or consolidation, to which that Holder would have received for the Shares if this Warrant had been exercised immediately before such reorganization, merger or consolidation.

35 Asuta St. Even Yehuda, Israel 40500 | Tel: +972-9-8917438, Fax: +972-9-8998615

London Office: Pall Mall 100 St. James London, SW1Y 5NQ UK | Tel: +44-020-73213716

www.bluespherecorporate.com

2.4 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

ARTICLE 3. COVENANTS OF THE COMPANY.

3.1 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least three (3) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least three (3) days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

3.2 No Stockholder Rights or Liabilities. Except as provided in this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant. Absent an affirmative action by the Holder to purchase the Shares, the Holder shall not have any liability as a stockholder of the Company.

3.3 Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

ARTICLE 4. MISCELLANEOUS.

4.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier of 5:00 pm Israel Time on [].

4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

35 Asuta St. Even Yehuda, Israel 40500 | Tel: +972-9-8917438, Fax: +972-9-8998615

London Office: Pall Mall 100 St. James London, SW1Y 5NQ UK | Tel: +44-020-73213716

www.bluespherecorporate.com

4.3 Transfers. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). After compliance with all restrictions on transfer set forth in this Section 4.3, and within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

4.4 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as set forth on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise. Notice to the Company shall be addressed as set forth on the signature page hereto until the Holder receives notice of a change in address.

4.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.6 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

4.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

35 Asuta St. Even Yehuda, Israel 40500 | Tel: +972-9-8917438, Fax: +972-9-8998615

London Office: Pall Mall 100 St. James London, SW1Y 5NQ UK | Tel: +44-020-73213716

www.bluespherecorporate.com

Please indicate your acceptance of these terms by countersigning where indicated below.

Bluesphere Corporation

________________________
By: Shlomi Palas
Title: CEO

Agreed and accepted:

[]

________________________

By:
Title: Authorized Signatory

35 Asuta St. Even Yehuda, Israel 40500 | Tel: +972-9-8917438, Fax: +972-9-8998615

London Office: Pall Mall 100 St. James London, SW1Y 5NQ UK | Tel: +44-020-73213716

www.bluespherecorporate.com

Appendix I

Notice of Exercise

To: Bluesphere Corporation
35 Asuta St.
Even Yehuda, Israel
40500
Attn: Shlomi Palas

Re: Notice of Warrant Exercise

The undersigned hereby gives notice of exercise of warrants under and pursuant to that warrant agreement (the “Agreement”) dated [] between Bluesphere Corporation (the “Company”) and the undersigned. In this connection, the undersigned hereby elects to irrevocably purchase ____ shares of the Company’s common stock and makes payment of $_______ representing the full purchase price of such shares at the aggregate exercise price provided for in the Agreement.

Yours truly,

35 Asuta St. Even Yehuda, Israel 40500 | Tel: +972-9-8917438, Fax: +972-9-8998615

London Office: Pall Mall 100 St. James London, SW1Y 5NQ UK | Tel: +44-020-73213716

www.bluespherecorporate.com